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                                                                     EXHIBIT 21

Subsidiaries of the Registrant.

Name of Parent or Subsidiary Organization*                             State or Other Jurisdiction
------------------------------------------                             ---------------------------
Dynatech Corporation - Parent                                          Massachusetts
Dynatech U.S.A., Inc.                                                  Nevada
AIRSHOW, Incorporated                                                  California
ComCoTec, Inc.                                                         Illinois
DataViews Corporation                                                  Massachusetts
DaVinci Systems, Inc.                                                  Florida
Dynatech Leasing Corporation                                           Nevada
Dynatech Precision Sampling Corporation                                Louisiana
Industrial Computer Source, Inc.                                       California
Itronix Corporation                                                    Washington
Parallax Graphics, Inc.                                                California
Synergistic Solutions, Inc.                                            Georgia
Telecommunications Techniques Corporation                              Maryland
Dynatech Corporation Ltd.                                              England
Dynatech GmbH                                                          Germany
Dynatech Holdings Ltd.                                                 Guernsey, Channel Islands
Dynatech Holdings S.A.R.L.                                             France
Dynatech Hong Kong, Ltd.                                               Hong Kong
Dynatech Investments, Ltd.                                             Guernsey, Channel Islands
Industrial Computer Source Europe                                      France
TTC Canada Ltd.                                                        Canada
TTC Telecommunications Techniques GmbH                                 Germany
TTC Telecommunications Techniques France, SA                           France
Telecommunications Techniques Company (Ireland) Ltd.                   Ireland

* Excludes nonmaterial subsidiaries.